UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 6, 2018

Victory Capital Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38388	32-0402956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4900 Tiedeman Road, 4th Floor; Brooklyn, OH		44144
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 898-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item  8.01.              Other Events

On November 6, 2018, Victory Capital Holdings, Inc. (“Victory”) issued a press release announcing that Victory and USAA Investment Corporation (“USAA”) had entered into an agreement whereby Victory has agreed to acquire USAA Asset Management Company (which includes its Mutual Fund and ETF Businesses and 529 College Savings Plan) and USAA Transfer Agency Company. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item  9.01.              Financial Statements and Exhibits

d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press Release, dated November 6, 2018, issued by Victory Capital Holdings, Inc.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated November 6, 2018, issued by Victory Capital Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY CAPITAL HOLDINGS, INC.

Dated: November 6, 2018	By:	/s/ David C. Brown
Name: David C. Brown
Title: Chief Executive Officer and Chairman